As filed with the Securities and Exchange Commission on March 7, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CIDARA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-1537286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Cidara Therapeutics, Inc. 2015 Equity Incentive Plan
Cidara Therapeutics, Inc. 2015 Employee Stock Purchase Plan
(Full titles of the plans)

Jeffrey Stein, Ph.D.
President and Chief Executive Officer
Cidara Therapeutics, Inc.
6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Jeffrey Stein, Ph.D. President and Chief Executive Officer Cidara Therapeutics, Inc. 6310 Nancy Ridge Drive, Suite 101 San Diego, California 92121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Cidara Therapeutics, Inc. (the “Registrant”) for the purpose of registering (i) an additional 2,714,546 shares of the Registrant’s Common Stock, par value $0.0001 per share (“Common Stock”), under the Registrant’s 2015 Equity Incentive Plan (the “2015 Plan”), pursuant to the provisions of the 2015 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2015 Plan, and (ii) 490,336 additional shares of Common Stock under the Registrant’s 2015 Employee Stock Purchase Plan (the “2015 ESPP”) pursuant to the provisions of the 2015 ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2015 ESPP.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENTS ON FORM S-8
This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective.

The Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on April 15, 2015 (File No. 333-203434), March 18, 2016 (File No. 333-210263), March 15, 2017 (File No. 333-216722), November 8, 2018 (File No. 333-228282), May 9, 2019 (File No. 333-231326), March 4, 2020 (File No. 333-236874) and February 25, 2021 (File No. 333-253545).

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 24, 2015).

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on April 24, 2015).
4.3
Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on May 21, 2018).

4.4
Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-202740), as amended, originally filed on March 13, 2015).

5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1
2015 Equity Incentive Plan and Form of Grant Notice, Stock Option Agreement and Notice of Exercise thereunder (incorporated by reference to Exhibit 99.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-203434), filed on April 15, 2015).

99.2
2015 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-202740), as amended, originally filed on March 13, 2015).

107	Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 7, 2022.

CIDARA THERAPEUTICS, INC.

By:	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Stein, Ph.D. and Preetam Shah, Ph.D. and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Stein, Ph.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	March 7, 2022
Jeffrey Stein, Ph.D.

/s/ Preetam Shah, Ph.D., MBA	Chief Financial Officer and Chief Business Officer (Principal Financial Officer)	March 7, 2022
Preetam Shah, Ph.D., MBA

/s/ Brady Johnson	Vice President, Finance (Principal Accounting Officer)	March 7, 2022
Brady Johnson

/s/ Daniel D. Burgess	Chairman of the Board of Directors	March 7, 2022
Daniel D. Burgess

/s/ Bonnie Bassler, Ph.D.	Member of the Board of Directors	March 7, 2022
Bonnie Bassler, Ph.D.

/s/ Carin Canale-Theakston	Member of the Board of Directors	March 7, 2022
Carin Canale-Theakston

/s/ Timothy R. Franson, M.D.	Member of the Board of Directors	March 7, 2022
Timothy R. Franson, M.D.

/s/ David Gollaher, Ph.D.	Member of the Board of Directors	March 7, 2022
David Gollaher, Ph.D.

/s/ Chrysa Mineo	Member of the Board of Directors	March 7, 2022
Chrysa Mineo

/s/ Theodore R. Schroeder	Member of the Board of Directors	March 7, 2022
Theodore R. Schroeder